UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 28, 2008
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan		38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

Uniprop Manufactured Housing Communities Income Fund II (the “Fund”) owns and operates eight manufactured housing communities located in Michigan, Nevada, Florida and Minnesota.

Effective July 14, 2008, the Fund has entered into a new Contract for Sale and Purchase of Real and Personal Property with a private buyer to sell the Country Roads community, located in Jacksonville, Florida. This Contract provides for a Due Diligence period through August 1, 2008 for the Buyer to make investigations into the physical and economic status of the property. At any time prior to the expiration of the Due Diligence period, the Buyer may terminate the contract. If the Buyer does not terminate the contract, the Buyer must deposit a $500,000 non-refundable deposit with the Escrow Agent. The Buyer then shall have 14 days after expiration of the Due Diligence period to close on the transaction.

While the Fund’s management believes that the buyer is financially capable of completing the proposed transaction and intends to consummate the purchase, there can be no assurance that the closing will occur on schedule, on the currently negotiated terms, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
(Registrant)

Dated: July 28, 2008

	By:	Genesis Associates Limited Partnership,
General Partner

	By:	/s/ Joel Schwartz
Joel Schwartz, Principal Financial Officer